SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

AMENDMENT NO. 1
TO
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report: August 22, 2007

WHITEMARK HOMES, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	0-8301	25-1302097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 South Central Avenue, Suite 1000, Oviedo, FL	32765
(Address of principal executive offices)	(Zip code)
(407) 366-9668
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control in Registrant.

Effective August 22, 2007, Larry and Patricia White (the “Whites”) sold to TMK Holdings, Inc. a Nevada Corporation (“TMK”) 13,311,977 shares of common stock of Whitemark Homes, Inc., a Colorado Corporation (the “Company”) for a purchase price equal to $250,000. The shares of common stock purchased by TMK from the Whites represented 62.43% of the Company’s issued and outstanding common stock of the Company. Mr. Douglas Kanter, the new President of the Company, as described below in Item 5.02, is the sole officer and director of TMK.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain;   Compensatory Arrangements of Certain Officers.

Effective August 22, 2007, the Board of Directors (the “Board”) of the Company appointed Mr. Barry Reece as a director of the Company. Mr. Reece has owned and operated  Danielson Plumbing LLC since 1992. Mr. Reece has been a State of Florida certified plumbing contractor since 1992 and has been in good standing with the Florida Department of Business and Professional Regulation Construction Industry Licensing Board since 1985.

In addition, effective August 22, 2007, the Board appointed Mr. Douglas Kanter as President of the Company. Mr. Kanter is a residential real estate developer and investor. He has been a licensed general contractor of over 25 years. Mr. Kanter has served as President of Flamingo Building Corporation since 1995. Mr. Kanter graduated from the University of Florida in 1975 with a degree in Building Construction from the School of Architecture.

On August 22, 2007, Messrs. William Rigsby and Scott Clark resigned as directors of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2007	WHITEMARK HOMES, INC.

	By:	/s/ Douglas Kanter
	Name:	Douglas Kanter
	Title:	President

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